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                                                                   EXHIBIT 10.15




                                                                           SYNON
                                                                           -----

Melinda Horton
Penkelly House
Calstock
Cornwall PL18 9RG

28th July 1994

Dear Melinda,

This Employment Agreement records your employment with Synon Research Limited ("the Company"). It supersedes your prior Employment Agreement dated 15th September 1992.

1.       Duties and place of work

1.1 The Company shall employ you as Director of Development or in any other capacity as the Company may agree with you from time to time. You will be a Director of the Company. You will be required to work at 91 St Pauls Road, London N1 2YU, or in the event of the Company or any of its subsidiary or associated companies no longer occupying that address at such other address within a three mile radius of that address that the Company may agree with you from time to time. You may be required to travel on the business of the Company or any of its subsidiary or associated companies anywhere in the world (as the same are defined in Section 736 of the Companies Act 1985 and Section 416 of the Income and Corporation Taxes Act 1988, respectively). You are to report to the Chief Technology Officer of Synon Corporation.

1.2 You shall devote the whole of your time and attention during working hours to the interests and welfare of the Company and its subsidiary and associated companies and faithfully and diligently perform your duties to de best of your ability. You may be required in pursuance of your duties to perform services not only for the Company but also for any subsidiary or associated company.

1.3 You will not during the term of your employment hereunder be directly or indirectly concerned, engaged or interested in any business competing with that of the Company except with the written consent of the Board of Directors of the Company, or as the holder (directly or through nominees) of investments listed on any recognised stock exchange where the holding does not exceed five per cent of the issued shares or stock of any class of any one company.

1.4 Under an Employment Agreement of even date between the Company and Simon Williams, the Company has authorised Simon Williams to employ and direct on its behalf a Development Team located at your place of work, which you shall manage. The said Development Team may comprise, at Simon Williams' sole discretion, up to seventeen (17) people (including yourself) of appropriate skills and experience, employed at salaries and under terms and conditions commensurate with those that prevail in similar software research and development organisations within the London area. The Development Team will be engaged upon such software product research and development projects as Synon Corporation shall determine from time to time. It is a condition of your employment that Simon Williams is Chief Technology Officer of Synon Corporation and that the Company shall continue to authorise Simon Williams to employ the Development Team on its behalf under the terms and conditions set out in this clause 1.4.

1.5 The provisions of clause 1.4 shall cease to apply upon the occurrence of both of the following:
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                 i.       Synon Corporation and its affiliates receiving the
                          aggregate of One Hundred Million US Dollars
                          (US$100,000,000) in Receipts (as defined in clause
                          2.2 below); and

                 ii. all commission and other sums due to you under this Agreement have been paid in full when due.

2.       Remuneration and benefits

2.1 The Company will pay you a basic salary at the rate of Pound 85,000 per annum, or such higher rate as may from time to time be agreed. Salary shall be payable by equal monthly payments in arrears not later than the 28th day of each month.

2.2 In addition to the basic salary specified in sub-clause 2.1 the Company shall pay to you a Commission ("the Commission") which (subject to the provisions of sub-clause 2.5 below) shall be such sum as equals one percent (1.0%) of all income revenue and other payments or consideration of any kind received by or on behalf of the Company or any subsidiary or associated company of the Company including Synon Corporation and its subsidiaries and associated companies during the period of 5 years (as specified in sub-clause 2.4 below) in respect of each sale or rental by way of licence or maintenance or other exploitation of the Product (herein meaning the Product specified in sub-clause 2.3 below) or any part of the Product in any language anywhere in the world by Synon Corporation, the Company, their subsidiary and associated companies and any third parties ("Receipts").

2.3 References to the Product herein mean the next generation workstation based CASE product currently being developed by the Company and all improvements, enhancements, modifications and new versions of that Product and all user documentation for that Product as it exists from time to time.

2.4 The Commission shall be calculated on Receipts in respect of the Product received:

                 i. during the period of five (5) years commencing on 1st July 1994;

                 ii. after the aforesaid five year period in respect of contracts entered by the Company or Synon Corporation and their subsidiary and associated companies during the said five year period.

         The Commission shall be paid monthly in arrears within thirty (30) days of the end of each calendar month in which the said Receipts of Product fees are received by or on behalf of the Company and its associated and subsidiary companies and Synon Corporation, and its associated and subsidiary companies.

2.5      The Commission due hereunder shall be due and payable to you:

         i.      during the continuance of your employment hereunder and

         ii. after the termination of your employment hereunder. If you voluntarily terminate your employment hereunder prior to the expiration of the period of 5 years referred to in sub-clause
                 2.4 above the rate of Commission referred to in sub-clause 2.2 shall be reduced to one half of one percent (0.5%) from the date of such termination UNLESS prior to the date of such termination:

                 a. Synon Corporation has consummated a Significant Merger (as defined in the current version of Section 2(d) of the Fourteenth Article of Synon Corporation's Certificate of Incorporation) or sold all or substantially all of its assets, or

                 b. any of Synon Corporation's Preferred Stock has been converted to Common Stock by using a calculation, for each respective series of Preferred Stock, other than as specified in the current version of Section 5 of the Fourth Article of Synon


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                          Corporation's Certificate of Incorporation or by
                          using a Conversion Price for each respective series of Preferred Stock other than as set out in the current version of Section 5(d) of the said Fourth Article for each such series of Preferred Stock, or

                 c. the Company or Synon Corporation is in material breach of this Employment Agreement;

                 then the said rate of Commission shall not be so reduced. The references to "Preferred Stock", "Common Stock" and "Conversion Price" in this clause 2.5.ii shall have the meanings given to them in the current version of Section 5 of the Fourth Article of Synon Corporation's Certificate of Incorporation.

2.6 All payments to be made to you hereunder shall be paid in British pounds sterling and in respect of the Commission any fees received by Synon Corporation or the Company and its subsidiaries and associated companies on which the same is payable shall be converted to sterling by reference to the spot rate on the London Foreign Exchange Market at about 11 am on the first day of the calendar month in which the payment is made.

2.7 The Company shall maintain and shall procure that its subsidiary and associated companies maintain complete and accurate records of such information as may be reasonably necessary to accurately calculate all payments due to you as Commission and shall on reasonable notice make the same available to you for inspection (and if requested copying) by you or your representative no more frequently than once in any six (6) month period.

2.8 If any Commission payable to you hereunder is not paid by the due date for payment then such sum shall bear interest at the rate of two per cent (2%) above the base lending rate from time to time of Barclays Bank plc from the date such sum falls due for payment until the date of actual payment compound twice yearly at six (6) month intervals.

2.9 In the event of any dispute arising between us as to the amount of any Commission payable or paid hereunder the matter shall be referred to an independent third party at your request for it to certify the amount properly due and payable pursuant to the terms of this Agreement. Such independent third party shall be such person or entity, as you and the Company shall agree and failing agreement shall be appointed by the President of the Institute of Chartered Accountants at your request. Such independent third party shall act as expert and not as arbitrator hereunder and his decision shall be final and binding on the parties hereto save in the case of fraud or manifest error. The costs ofsuch expert shall be borne asto fifty percent (50%) by the Companyand 50% by you unless such expertshall decide that one party has acted unreasonably in which case he shall have discretion as to costs.

2.10 The Company will refund to you all reasonable traveling, hotel and other expenses properly incurred by you on the Company's business.

2.11 You are not entitled to any pension from the Company. A contracting out certificate under the Social Security Act 1975 is not in force in respect of the employment to which this letter refers.

3.       Salary during illness.

         If you are absent through illness or accident for more than a total of six months in any consecutive period of twelve months your basic salary may be reduced during any period in excess of the six month period to one half of that to which you would otherwise be entitled. Included within such salary shall be any amount to which you are entitled as Statutory Sick Pay. The Company will deduct from your salary any income benefit which you are entitled to claim in consequence of any sickness or accident under the National Insurance scheme in force at the time including Statutory Sick Pay and social security sickness benefit. For the purpose of calculating your entitlement to statutory Sick Pay "qualifying days" are Monday to Friday.

4.       Hours of work.

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4.1      You will conform to such hours of work as may from time to time be reasonably required of you and you will not be entitled to receive any additional remuneration for work outside your normal hours.

4.2 At the time of writing, the Company operates flexible working hours, whereby you are required to work 37.5 hours during each working week (less 7.5 hours for each usual public and statutory holiday) and are required to be at work between the hours of 10.00am and 4.00pm on each working day.

5.       Holidays

5.1 You will be entitled to the usual public and statutory holidays, and in addition to twenty-two working days holiday in each full calendar year of employment, to be taken at times as may be approved by be Company.

5.2 During the years in which your employment commences and terminates, you will be entitled to holiday in direct proportion to your length of service during that year, calculated as:

                 No of days service / 365 X 22, rounded to the nearest whole day

5.3 On termination of your employment with the Company for any reason your final basic salary payment shall be increased or decreased by:

        (Holiday entitlement - Holiday days taken) X Annual salary / 260

5.4 If during any calendar year you do not take all the holiday to which you are entitled, you shall not carry forward any holiday entitlement, and you shall not be entitled to any additional remuneration in respect of the unused entitlement.

6.       Term and termination.

6.1 Your employment with the Company commenced on 1st January 1992, and no previous employment counts as part of your continuous period of employment with the Company.

6.2 Unless previously terminated under other provisions of this clause your employment with the Company will continue until terminated by either party giving one month's written notice to the other.

6.4 In the event of your performance proving unsatisfactory, the Company may give you written notification of this, detailing the specific reasons. The Company may then subsequently terminate your employment if in its opinion there has been insufficient improvement in your performance. Notice of termination will be given to you not sooner than one month nor later that three months after the date of the original notification. The period for such notice shall be one month.

6.5 Your employment with the Company shall in any event (unless otherwise agreed in writing) terminate on the date of your sixtieth birthday.

6.6 The Company may terminate your employment with the Company by notice in writing immediately:

         a. If you act so as to bring yourself or the Company into disrepute, or if you are guilty of gross misconduct, or are substantially in breach of this Agreement, or

         b. if you are absent and unable to fulfil your duties through accident or illness for a total of 180 days or more in any period of twelve months.

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7.       Secrecy.

7.1 You shall not disclose (except in the proper course of your duties) to any person, firm or company, or seek to exploit at any time either during or after the termination of your employment with the Company any trade secret or confidential information relating to the business, plant, machinery, processes or formulae of the Company or any subsidiary or associated company or any customer of the Company or of any subsidiary or associated company. This restriction shall cease to apply to information or knowledge which has come into the public domain other than by breach of this clause, or which is trivial or obvious.

7.2 Upon the termination of your employment with the Company you will return to the Company all property of the Company, and all records of any nature or description which you may have in any way relating directly or indirectly to the business of the Company or any customer of the Company.

8.       Inventions

8.1 Any procedures, processes, designs, formulae, equipment, techniques, specifications, methods of production or inventions, or other industrial property ("the said procedures or inventions") which you may evolve, discover, invent or improve at any time during the course of or arising out of your employment with the Company, including any of the said procedures or inventions which result from disclosures to you by any customer of his own procedures, inventions or machinery shall be disclosed to the Company and shall (subject to Sections 39 to 42 of the Patents Act 1977) be the exclusive property of the Company or the customer as the case may be.

8.2 At the request of the Company, and at the expense of the Company or the customer as the case may be, you will make or join in such applications, execute such deeds and do all such other acts as are necessary to secure and where appropriate to register in the name of the Company or the customer as the case may be any letters patent, copyrights and/or trade marks in the United Kingdom and elsewhere in respect of the said procedures and inventions.

8.3 For the avoidance of doubt, it is specifically understood that the provisions of this Clause apply to any invention, discovery or improvement made by you during the course of or arising out of your employment with the Company, whether inside or outside normal working hours, and whether made with the use of the Company's premises, machinery or equipment or not.

8.4 For the purposes of this Clause you irrevocably appoint the Company as your attorney in your name to execute all documents and do all things which are required in order to give effect to the provisions of this Clause, and the Company is hereby empowered to appoint and remove at pleasure any person as agent and substitute for and on behalf of the Company in respect of all or any of the matters aforesaid.

9.       Restrictions after termination

9.1 There will be a restricted period of six months after the termination of your employment (however it may end). The restricted period will run from the date on which you or the Company gives notice to the other, or in the absence of notice the date of actual termination of your employment.

9.2      During the restricted period you shall not:

         a. seek or accept employment with, or perform any services not authorised by the Company for, any customer of the Company for whom you have rendered any services on behalf of the Company during the six months immediately preceding the beginning of the restricted period.



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         b.      for yourself or for any other person, firm or company solicit or entice away from the Company or any subsidiary or associated company (or attempt to do so) any consultant or employee or servant of the Company or any subsidiary or associated company.

         c. for yourself or for any other person, firm or company solicit or entice away from the Company or any subsidiary or associated company (or attempt to do so) any person, firm or company who was at any time during the six months immediately preceding the beginning of the restricted period a customer of or otherwise in the habit of dealing with the Company or any subsidiary or associated company.

         d. for yourself or for any other person, firm or company carry on or be engaged (in a similar capacity to that which you are engaged by the Company hereunder) in any business which competes with the Product.

10.      General.

10.1 There are not in force any formal disciplinary rules applicable to your employment but you are expected to conform to accepted standards of behaviour. If you are dissatisfied with any disciplinary decision in respect of your employment or wish to obtain redress of any grievance relating to your employment you should notify a director of the Company in writing immediately.

10.2 This Agreement and all matters arising in connection with it shall be governed by English Law and shall be subject to the jurisdiction of the English courts.


Signed by MELINDA HORTON  /s/ Melinda Horton
                          ------------------------------------
in the presence of:

Witness signature          /s/ Andrew Newton
                          ------------------------------------
Witness name              Andrew Newton
Witness address           Flat 2, 70 Milton Park, London N6
Witness occupation        Accountant


Signed by PAUL WILDE      /s/ Paul Wilde
                          ------------------------------------
for and on behalf of SYNON RESEARCH LTD
in the presence of:

Witness signature         /s/ Andrew Newton
                          ------------------------------------
Witness name              Andrew Newton
Witness address           Flat 2, 70 Milton Park, London N6
Witness occupation        Accountant


Signed by PAUL WILDE      /s/ Paul Wilde
                          ------------------------------------
for and on behalf of SYNON CORPORATION
in the presence of:

Witness signature         /s/ Andrew Newton
                          ------------------------------------
Witness name              Andrew Newton
Witness address           Flat 2, 70 Milton Park, London N6
Witness occupation        Accountant


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